UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021 (February 19, 2021)

ROYCE GLOBAL VALUE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	811-22532	000000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

745 Fifth Avenue New York, New York		10151
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 508-4500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Non-Fundamental Investment Policy Change. On February 18, 2021, the Board of Directors (the “Board”) of Royce Global Value Trust, Inc., a registered closed-end management investment company (the “Fund”), approved a change to one of its non-fundamental investment policies. Currently, the Fund must invest at least 65% of its net assets in the equity securities of companies headquartered in at least three countries outside the United States. The Board approved reducing such percentage from 65% to 40% of the Fund’s net assets, effective on or about May 1, 2021.

On February 19, 2021, the Fund issued a press release in connection with the adoption of the amended non-fundamental investment policy.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release, dated February 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYCE GLOBAL VALUE TRUST, INC.

By:	/s/ Christopher D. Clark
Name:	Christopher D. Clark
Title:	President

DATE: February 19, 2021